TRANSFER AGENT SERVICES AGREEMENT

        This Transfer Agent Services Agreement ("Agreement"), dated as of November    , 2007, by and between RMR Dividend Capture Fund, a business trust duly organized and existing under the laws of the Commonwealth of Massachusetts ("Trust"), and Wells Fargo Bank, National Association, a national banking association, organized under the laws of the United States of America ("Transfer Agent"), is for the purpose of performing the services described herein.

WITNESSETH:

WHEREAS, the Trust desires that certain services be provided by the Transfer Agent with regard to the issuance, transfer and registration of securities of the Trust;

WHEREAS, the Transfer Agent is engaged in the business of providing services for issuers of securities and seeks to provide such services to the Trust; and

WHEREAS, the parties hereto desire to set forth the terms and conditions for the providing of services by the Transfer Agent to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

I.     ISSUANCE OF SECURITIES

        For the original issue of securities of the Trust of the class or classes designated above in the Resolution of Appointment, Wells Fargo Bank, National Association (the "Transfer Agent") is authorized and directed to issue such number of Shares as may be authorized for issuance from time to time upon receiving:

  a.
  Written instructions as to the issuance from an authorized officer or trustee of the Trust.

  b.
  A copy of resolutions of the Board of Trustees establishing the authority of the Transfer Agent, to serve as Transfer Agent of the Trust, Registrar, Rights Agent, and Dividend Disbursing Agent, and such additional functions, as the case may be, certified by the Secretary or Assistant Secretary of the Trust.

  c.
  A copy of the Agreement and Declaration of Trust with subsequent amendments or a current composite copy of the Agreement and Declaration of Trust certified by the Secretary of the Commonwealth of Massachusetts.

  d.
  A certified copy of any order, consent, decree or other authorization that may relate to the issuance of the new or additional Shares.

  e.
  An opinion of the Trust's counsel as to the due authorization and issuance of such Shares, the registration of such Shares under the Securities Act of 1933 (as amended) and the Securities Exchange Act of 1934 (as amended), or, if exempt from registration, the applicable section of the Act and the basis of such exemption, and that the order or consent of no governmental or regulatory authority other than that provided to the Transfer Agent is required in connection with the issuance of new or additional Shares or, if no such order or consent is required, a statement to that effect. The opinion should also indicate whether it is necessary that the Shares bear a restrictive legend and the wording of the legend or a statement to the effect that all Shares to be issued are freely transferable upon presentation to the Transfer Agent for that purpose and that such Shares are validly issued, fully paid and non-assessable.

  f.
  Such further documents as the Transfer Agent may reasonably request.

II.    AUTHORIZED OFFICERS

        If applicable, specimen signatures of the officers of the Trust authorized to sign such securities (see Exhibit A—DOCUMENTS REQUIRED TO MAKE EFFECTIVE THE APPOINTMENT OF WELLS FARGO BANK, NATIONAL ASSOCIATION AS TRANSFER AGENT AND REGISTRAR) together with specimen certificates shall be provided to the Transfer Agent to be used by it for the purpose of comparison. The Transfer Agent shall be protected and held harmless in recognizing and acting upon any signature or certificates believed by it in good faith to be genuine. When any officer of the Trust shall no longer be vested with the authority to sign securities for the Trust, a written notice thereof shall immediately be given to the Transfer Agent and until receipt of such notice such Transfer Agent shall be fully protected and held harmless in recognizing and acting upon the securities bearing the signature of such officer or any signature believed by it in good faith to be such genuine signature.

        The Transfer Agent shall not be charged with notice of any change in the officers of the Trust until notice of such change shall be given in writing by the Trust to the Transfer Agent.

        In the event any officer of the Trust who shall have signed blank share certificates (or whose facsimile signature shall have been used) shall die, resign or be removed prior to the issuance of such certificates, the Transfer Agent in its capacity as Transfer Agent or Registrar, may issue or register such share certificates as the share certificates of the Trust, notwithstanding such death, resignation or removal, unless specifically directed to the contrary by the Trust in writing.

III.  TRANSFER OF SHARES

        The Trust shall cause books for the registration and transfer of the Shares to be kept at the offices of the Transfer Agent. The Trust hereby appoints the Transfer Agent as its registrar and transfer agent to keep such books and to make such registrations and transfers under such reasonable procedures as the Transfer Agent may prescribe. The Transfer Agent is authorized and directed to make transfers from time to time upon the books of the Trust.

        Shares in book entry form, will be transferred or exchanged upon the surrender of the documents evidencing ownership of Shares in the form deemed by the Transfer Agent properly endorsed for transfer, accompanied by such documents as the Transfer Agent may deem necessary to evidence the authority of the person making the transfer. The Transfer Agent reserves the right to refuse to transfer Shares until it has received reasonable assurance that each necessary endorsement is genuine and effective and that the assignment of the Shares is valid and genuine. For that purpose, Transfer Agent may require an acceptable medallion guaranty of the signature of the person signing and appropriate assurance of authority to do so. The Transfer Agent may rely upon the Uniform Commercial Code, applicable law or regulation, and generally accepted industry practice in effecting transfers, or in delaying or refusing to effect transfers.

        New Shares delivered upon any transfer or exchange shall be valid obligations of the Trust, evidencing the same obligations as the Shares surrendered, and shall be entitled to all of the security and benefits hereof to the same extent as the Shares surrendered.

        Beneficial owners of the Shares will not receive physical delivery of Share certificates. A book-entry system maintained by the Transfer Agent will be employed, evidencing beneficial ownership of the Shares in principal amounts, with transfers of beneficial ownership effected on the records of the Transfer Agent pursuant to procedures established by the Transfer Agent in accordance with applicable laws and regulations.

        Transfer of Shares and payment of dividends to participants of DTC shall be the responsibility of DTC; transfer of principal, redemption price and interest payments to beneficial owners by participants of DTC will be the responsibility of such participants and other nominees of beneficial owners. The

Trust and the Transfer Agent shall not be responsible nor liable for maintaining, supervising or reviewing the records maintained by DTC, its participants or persons acting through such participants.

        Transfer Agent shall be fully protected and held harmless in recognizing and acting upon written instructions bearing the signature of an authorized officer believed by it in good faith to be a genuine signature.

        The Trust will at all times advise the Transfer Agent of any and all stop transfer notices or adverse claims lodged against Shares of the Trust and further, will notify the Transfer Agent when any such notices or claims have expired or been removed. The Transfer Agent is not otherwise responsible for stop transfer notices or adverse claims from either the Trust or third parties unless it has received actual written notice thereof.

IV.    RECORDKEEPING

        The Transfer Agent is authorized and directed to maintain records showing the name and address of, and the number of Shares issued to each holder of said securities together with such other records as said Agent may deem necessary or advisable to discharge its duties as set forth in these resolutions.

        Upon at least two (2) business days' prior written notice to the Transfer Agent, the Trust or its attorney or agent may inspect and examine, at any time during normal business hours, any shareholder account records of the Trust in the possession of the Transfer Agent. The Trust shall pay any actual out-of-pocket costs and expenses incurred by the Transfer Agent, including photocopying costs, in connection with such inspection and examination.

        In case of any request or demand for the inspection of the Share records of the Trust or any other records in the possession of the Transfer Agent, subject to applicable law and regulation, the Transfer Agent will endeavor to notify the Trust and to secure instructions permitting or refusing such inspection. The Transfer Agent reserves the right to permit the inspection of the Share records or other records by a requesting party, if it is advised by its counsel that it is required by applicable law or regulation or court order to do so.

        The Transfer Agent agrees (i) to maintain all records in compliance with the requirements of applicable securities laws and regulations, and (ii) that all records which it maintains pursuant to its duties under these resolutions shall at all times remain the property of the Trust, and shall be readily accessible during normal business hours as such access may be required pursuant to the aforementioned securities laws and regulations. Such records shall, subject to applicable law and regulation, be promptly surrendered to the Trust upon the resignation or removal of the Transfer Agent or otherwise on written request.

        Subject to applicable law and regulation, the Transfer Agent shall maintain, in a retrievable database, electronic copies of transfer records, including cancelled or destroyed share certificates, which have been canceled or destroyed by the Transfer Agent. The Transfer Agent shall maintain such electronic records for the time period required by applicable law and regulation. Upon written request of the Trust (and at the expense of the Trust), the Transfer Agent shall provide to the Trust or its designee copies of such electronic records relating to share certificates cancelled or destroyed by the Transfer Agent.

V.     LOST SECURITIES

        In the event that certificates for shares of the Trust shall be represented to have been lost, stolen or destroyed (hereinafter called the Old Certificate), the Transfer Agent upon being furnished with an indemnity bond (naming the Trust and the Transfer Agent as obligees therein) in such form and amount and with such surety as shall be satisfactory to it, is authorized to countersign a new certificate or certificates for the number of shares of the Trust represented by the Old Certificate.

VI.   RESPONSIBILITIES, INDEMNITIES, AND COMPENSATION HEREUNDER

        The Transfer Agent is a national bank duly organized under the laws of the United States and as such is registered with the Securities and Exchange Commission as a transfer agent. In the event that the Transfer Agent ceases to be registered as such with the Securities and Exchange Commission, it will notify the Trust of such deregistration. The Trust may terminate the Transfer Agent, effective immediately, upon receipt of such notification.

        The Transfer Agent shall perform all the customary services of a transfer agent, registrar, agent of dividend reinvestment plan, cash purchase plan and other investment programs, dividend disbursing agent and a processor of payments as described in the attached Fee Schedule—Exhibit G. The detailed services and definition, frequency, limitations and associated costs (if any) of these services are set out in the attached Fee Schedule.

        The Transfer Agent may, but need not, rely conclusively and act or refuse to act without further investigation upon any list, instruction, certification, authorization, statement of Share ownership or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by any duly authorized person or persons, or upon the instruction of any officer of the Trust or the advice of counsel for the Trust, or counsel for the Transfer Agent. The Transfer Agent may make any transfer or registration of ownership for such Shares which is believed by it in good faith to have been duly authorized or may refuse to make any such transfer or registration if in good faith the Transfer Agent deems such refusal necessary in order to avoid any liability upon either the Trust or itself. Trust agrees that it shall not knowingly give Transfer Agent direction to take any action or refrain from taking any action, if implementing such direction would be a violation of applicable law or regulation. Trust agrees that it shall not knowingly direct Transfer Agent to transfer any equity security if such security is subject to any restriction or prohibition on transfer to or from a securities intermediary in its capacity as such, and Transfer Agent shall be protected in refusing to effect any such transfer.

        If the Transfer Agent is replacing or succeeding a prior transfer agent or recordkeeper, the Trust shall provide a Trust's Final Balancing Report (see sample format in Exhibit E) and the prior transfer agent shall provide a Prior Transfer Agent Final Balancing Report (see sample format in Exhibit F), which will contain information about Shares outstanding, unresolved discrepancies, and such other information as the Transfer Agent shall request.

        The Transfer Agent may rely upon the records and information provided to it by a prior transfer agent or recordkeeper without independent review and shall have no responsibility or liability for the accuracy or inaccuracy of such records and information.

        The Transfer Agent is authorized by the Trust to execute all agreements, appoint agents or sub-agents and do all other acts reasonably deemed necessary to carry out the general purposes of the Resolution of Appointment certified by the Secretary or Assistant Secretary of the Trust; provided that no such agreement, without the written approval of the Trust, shall be binding upon the Trust or result in an increase in amounts payable by the Trust hereunder.

        The Trust shall indemnify and hold harmless the Transfer Agent from and against any and all losses, costs, claims, damages, suits, judgments, penalties, liabilities, and expenses, including reasonable attorney's fees, which it may suffer or incur (a) relating to claims of third parties arising from the services described in this Agreement, (b) by reason of any act or omission of the Trust, and (c) by reason of any action or non-action by the Transfer Agent required in accordance with this Agreement provided, however, the Trust is not obligated to indemnify and hold harmless the Transfer Agent from and against any liabilities to the extent they are caused by the negligence, bad faith or willful misconduct of the Transfer Agent or of its employees. This indemnification shall include, but not be limited to, the claims of third parties arising from or related to the agency, and claims relating to any action or non-action of a prior transfer agent of the Trust. Such indemnification shall survive any termination of services, including resignation or removal of the Transfer Agent. The Transfer Agent may, in connection with the agency, employ agents or attorneys-in-fact, and shall not be answerable for the default or misconduct of any such agent or attorney, provided the same shall have been selected with reasonable care.

        The Transfer Agent may consult with counsel of its choice, and any opinion of such counsel shall be full and complete authorization and protection to the Transfer Agent with respect to any action taken or omitted by it in good faith, in reliance upon such opinion, in connection with the performance of its duties or obligations as Transfer Agent, Registrar or Dividend Disbursing Agent. The Trust agrees to reimburse the Transfer Agent for all reasonable expenses (including reasonable counsel fees) incurred hereunder, as provided in the attached Fee Schedule—Exhibit G. Transfer Agent shall promptly notify the Trust when retaining counsel.

        The Transfer Agent is obligated to and agrees to comply with all applicable laws and regulations in the performance of its duties under this Agreement.

        The Transfer Agent shall ensure compliance with Office of Foreign Asset Control laws and regulations.

        The Transfer Agent shall provide reasonable assistance and any necessary documentation to ensure that the Trust complies with Rule 38a-1 of the Investment Company Act of 1940, as amended.

        The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonably time limits to insure the accuracy of all services to be performed under this Agreement; provided that the Transfer Agent shall not have any liability to the Trust for loss or damage due to errors unless such errors were caused by its negligence, bad faith or willful misconduct or that of its employees. Nothing contained in this Section shall limit the Transfer Agent's responsibility for its performance of its obligations under this Agreement in accordance with the terms hereof.

        The Trust agrees that Transfer Agent shall be paid fees for its services and reimbursed for expenses in accordance with the attached fee schedule (see attached Fee Schedule—Exhibit G). This Fee Schedule shall be in effect for three (3) years from the date the Transfer Agent commences providing the services hereunder. The Trust shall make payment for all undisputed invoices within thirty (30) days of receipt of invoice. Transfer Agent's fee schedule may be revised to reflect cost increases due to (i) changes mandated by legal or regulatory requirements, or (ii) cost increases due to additional services requested by the Trust that are not provided by Transfer Agent to its customers generally without charging fees. Prior to the implementation of any revision to the Transfer Agent's fee schedule arising from the occurrence of an event set forth in clause (i) of the preceding sentence, the Transfer Agent shall provide the Trust with a written estimate of the cost increase. Any such revision to the Transfer Agent's fee schedule shall not become effective until the Trust has provided written approval for such revision. Any revision to the Transfer Agent's fee schedule arising from cost increases due to additional services requested by the Trust that are not provided by Transfer Agent to its customers generally without charging fees will be effected in accordance with Section XVII of this Agreement.

        The Transfer Agent will, at its own expense, maintain in full force and effect at all times during the term of this appointment insurance coverage in amounts with standard coverage and subject to deductibles as is customary for insurance typically maintained by depository institutions or trust companies which act as transfer agent. The Transfer Agent shall, upon written request, provide to the Trust a certificate of insurance certifying that such policy or certificate is in full force and effect.

        The Transfer Agent will not have any liability for failure to perform or delay in performing duties set forth herein if the failure or delay is due to an event of force majeure. An event of force majeure is an event or condition beyond the Transfer Agent's control including, but not limited to acts of God, natural disaster, civil unrest, state of war, fire, power failure, equipment failure, act of terrorism, or similar events beyond the Transfer Agent's control. The Transfer Agent will make reasonable efforts to minimize performance delays or disruptions in the event of such occurrences.

        Nothing in this Agreement shall be construed to give any person or entity other than the Transfer Agent and the Trust, and their successors and assigns, any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Transfer Agent and the Trust.

VII. DIVIDEND DISBURSEMENT

        The Transfer Agent, when appointed as Dividend Disbursing Agent by resolution of the Trust, will pay dividends for the Shares of the Trust for which it now or hereafter may be acting as Transfer Agent and Registrar, upon written notice by an officer of the Trust advising the Transfer Agent of a declaration of a dividend, and the payment to the Transfer Agent of the necessary funds with which to pay the dividend, in currently available funds deposited with the Transfer Agent by 11:00 a.m. ET on each dividend payable date.

        The Trust agrees to deposit good and collected funds with the Transfer Agent, such that the collected balance available to the Transfer Agent is sufficient to cover the amount of the dividend to be paid. Neither party intends the Transfer Agent to make a loan to the Trust. The Transfer Agent will have no obligation to pay the dividend until the Trust has provided sufficient collected and available funds to the Transfer Agent.

        The payment of such funds to the Transfer Agent for the purpose of being available for the payment of dividend checks from time to time is not intended by the Trust to confer any rights in such funds on the Trust's Shareholders whether in trust or in contract or otherwise.

        The Transfer Agent is authorized to draw and deliver from time to time new checks for the payment of dividends to take the place of checks theretofore drawn but not presented for payment, and to place stop payment on such checks, when such checks are represented by the payees to have been lost, mislaid or destroyed, and not to have been endorsed or negotiated. Unclaimed funds shall remain in designated disbursement accounts until such time as they are claimed by the shareholder or his representative or until the Trust provides further direction as to their disposition.

        The Transfer Agent is hereby authorized to deduct from all dividends and distributions declared by the Trust and disbursed by the Transfer Agent, as disbursing agent, the tax required to be withheld pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code of 1986, as amended, or by any Federal or state statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.

VIII. CONSENT TO USE OF LOGO

        Transfer Agent agrees that without the prior written consent of Trust, it will not:

  (i)
  use the name, logos, service marks, or trademarks of Trust, or

  (ii)
  reveal the existence or terms and conditions of this Agreement.

        The provisions of this Section apply to any disclosure to a third party, including but not limited to, advertising, publicity releases, websites, sales presentations, marketing materials, publications, correspondence, and announcements. Requests for Trust consent must be submitted pursuant to the Notices provisions herein. Trust may revoke any consent given under this Section at any time, upon notice to the Transfer Agent. Notwithstanding the preceding, upon prior written notice to Trust, Transfer Agent may make any disclosure specifically required by applicable law or regulation.

        Trust grants the Transfer Agent, a revocable limited license to use the Trust's logo ("Logo") in connection with the Transfer Agent's use of any of electronic images and print images, including but not limited to the Wells Fargo Shareowner Services website, proxy website, statements, proxies, envelopes, and checks. Trust will supply its Logo to the Transfer Agent as an electronic file or in another mutually acceptable format. The Logo will not be used in any manner that could reasonably be considered as an endorsement by the Trust of the Transfer Agent without the Trust's prior written consent.

        Trust grants the Transfer Agent permission to make copies of the Trust's DRIP/DPP brochure/prospectus for the plan(s) managed by Transfer Agent and to display those copies on Transfer Agent's Internet website. The Transfer Agent agrees to discontinue use of the Logo within 30 days after receiving written notice from Trust that permission to use the Logo has been terminated.

IX.   UNCLAIMED PROPERTY ADMINISTRATION

        The Transfer Agent will provide unclaimed property reporting services for abandoned Share certificates and related cash dividends, which may be deemed abandoned or otherwise subject to an unclaimed property law. Such services may include preparation of unclaimed property reports, delivery of abandoned property to various states, completion of required due diligence notifications, responses to inquiries from owners, and such other services as may reasonably be necessary to comply with applicable unclaimed property laws.

        The Trust shall assist the Transfer Agent and provide such cooperation as may reasonably be necessary in the performance of the services hereunder including delivery to the Transfer Agent of any and all unclaimed property which may not otherwise be in the Transfer Agent's possession.

        The Transfer Agent shall assist the Trust in responding to inquiries from administrators of state unclaimed property laws regarding reports filed on the Trust's behalf or in response to requests to confirm the name of a reclaiming owner. The Transfer Agent shall exercise reasonable efforts to obtain release agreements from the various states offering such release agreements with respect to reports and abandoned property delivered to them and indemnification agreements from those states willing to provide them.

        The Transfer Agent, or its duly appointed agent, shall timely remit unclaimed Shares and cash of the Trust to the appropriate state or jurisdiction, as provided for under applicable unclaimed property law. The Transfer Agent shall provide such reports regarding unclaimed property services hereunder as the Trust may reasonably request from time to time.

        If the Trust elects not to have the Transfer Agent provide unclaimed property services as described herein (which election may be made with respect to one or more classes of Shares), the Trust shall give the Transfer Agent written notice of such election, and include in such notice: a) acknowledgment by the Trust that failure to report unclaimed property may result in the assessment of interest and penalties by the states against the Trust; and b) statement releasing the Transfer Agent from any liability for such penalties and interest that may be assessed against the Trust. See attached Exhibit C for a sample of such notice.

X.    LOST SECURITY HOLDER SEARCH SERVICES

        Pursuant to Securities and Exchange Commission ("SEC") rules (See SEC Rule 240.17Ad/Ad-17, as amended), the Transfer Agent is required to provide the following services regarding lost security holder accounts, which together constitute Standard Search Services:

  •
  Conduct a national database search between three and twelve months after a lost security holder account is identified.

  •
  If the first national database search is not successful in locating the holder, conduct a second search between six and twelve months later.

  •
  Report to the SEC in required transfer agent filings, information about the age of lost security holder accounts and amounts escheated to the various states.

        Exceptions to the SEC search requirements include:

  •
  Deceased shareholders

  •
  Shareholders that are not natural persons (e.g., corporations, partnerships)

  •
  Cases where the value of all amounts due to the security holder (market value of the security, plus dividends and interest payable) are less than $25

        Subject to the last paragraph of this Section X, Transfer Agent reserves the right to conduct additional searches, including searches for heirs of deceased holders, which constitute Deep Search Services.

        Transfer Agent reserves the right to work with service providers, contractors, or agents, to conduct national database searches to locate lost security account holders, or their beneficiaries or survivors, using Standard Search Services and Deep Search Services. The Trust agrees to pay the reasonable fees and expenses incurred by the Transfer Agent in the course of providing the referenced search services. The referenced fees and expenses may be assessed periodically by the Transfer Agent in accordance with the services provided. (See attached Fee Schedule—Exhibit G.)

        Unless the Trust notifies the Transfer Agent in writing and reasonably objects thereto, the Trust hereby agrees to be enrolled in the referenced search services, to be conducted by the Transfer Agent, or its service providers, contractors or agents. Fees and expenses are subject to change, and the Trust will receive written notification from the Transfer Agent in advance of such changes.

        In the event that the Trust determines that the Deep Search Services should not be conducted, the Trust shall give the Transfer Agent written notice of such election. See attached Exhibit D for a sample of such notice.

XI.   CONFIDENTIAL INFORMATION

  (a)
  Transfer Agent and Trust acknowledge that during the course of this Agreement, the parties hereto may make confidential data available to each other or may otherwise obtain proprietary or confidential information regarding the Trust, its shareholders, or Transfer Agent (collectively, hereinafter "Confidential Data"). Confidential Data includes all information not generally known or used by others and which gives, or may give the possessor of such information an advantage over its competitors or which could cause Trust or Transfer Agent injury, loss of reputation or goodwill if disclosed. Confidential Data also includes, but is not necessarily limited to, data or information which identifies past, current or potential customers, shareholders, business practices, financial results, research, development, systems and plans; and/or certain information and material identified by Trust or Transfer Agent as "Proprietary" or "Confidential"; and/or data Transfer Agent furnishes to Trust from Transfer

    Agent's database; and/or data received from Trust and enhanced by Transfer Agent. Confidential Data may be written, oral, recorded, or maintained on other forms of electronic media. Because of the sensitive nature of the information that Trust or Transfer Agent and its employees or agents may obtain as a result of this Agreement, the intent of the parties is that these provisions be interpreted as broadly as possible to protect Confidential Data.

  (b)
  Transfer Agent acknowledges that all Confidential Data furnished by Trust is considered proprietary and strictly confidential. Transfer Agent also acknowledges that the unauthorized use or disclosure of any Confidential Data may cause irreparable harm to Trust. Accordingly, Transfer Agent agrees that Trust shall be entitled to equitable relief, including injunctive relief, in addition to all other remedies available at law for any threatened or actual breach of this Agreement or any threatened or actual unauthorized use or disclosure of Confidential Data. Trust agrees that the provisions and remedies of this section shall also apply to Confidential Data received by Trust relating to Transfer Agent.

  (c)
  Transfer Agent will employ the same security measures to protect Confidential Data received from Trust that it would employ for its own comparable confidential information (but in no event less than a reasonable degree of care in handling Confidential Data). Without limiting the foregoing, Transfer Agent further agrees, subject to applicable law and regulations, that: (i) Confidential Data shall not be distributed, disclosed, or conveyed to any third party except by prior written approval of Trust; (ii) no copies or reproductions shall be made of any Confidential Data, except as needed to provide the services described in this Agreement; and (iii) Transfer Agent shall not use any Confidential Data for its own benefit or for the benefit of any third party.

  (d)
  Except as prohibited by applicable law or regulation, Transfer Agent shall promptly notify Trust in writing of any subpoena, summons or other legal process served on Transfer Agent for the purpose of obtaining Confidential Data (i) consisting of a shareholder list, such as an identified class of Trust shareholders, or (ii) relating to significant regulatory action or litigation that would have a material effect on the performance of the Transfer Agent or legal status of Trust. In such cases, Trust shall have a reasonable opportunity to seek appropriate protective measures; provided, however, that this subsection shall not require Transfer Agent to notify Trust of its receipt of any subpoena, summons or other legal process seeking Confidential Data for a single shareholder or group of related shareholders in connection with routine tax levies or other routine third party litigation involving a shareholder. Trust will indemnify Transfer Agent for all reasonable expenses incurred by Transfer Agent in connection with determining the lawful release of the Confidential Data.

  (e)
  The obligations set forth in paragraphs (a) through (d) above shall not apply to:

  (i)
  any disclosure specifically authorized in writing by Trust;

  (ii)
  any disclosure required by applicable law or regulation, including pursuant to a court order; or

  (iii)
  Confidential Data which:

  (1)
  has become public without violation of this Agreement; or

  (2)
  was disclosed to Transfer Agent by a third party not under an obligation of confidentiality to Trust; or

  (3)
  was independently developed by Transfer Agent not otherwise in violation or breach of this Agreement or any other obligation of Transfer Agent to Trust; or

  (4)
  was rightfully known to Transfer Agent prior to entering into this Agreement.

  (f)
  The obligations of each party set forth in paragraphs (a) through (e) above shall survive termination or assignment of this Agreement.

XII. RESIGNATION OR REMOVAL

        The Transfer Agent may resign upon 90 days advance written notice to the Trust, subject to any separate agreement which the Transfer Agent may have with the Trust.

        The Trust may remove the Transfer Agent as Transfer Agent, Registrar, and/or Dividend Disbursing Agent, as the case may be, subject to any separate agreement which the Transfer Agent may have with the Trust, upon 90 days advance written notice to the Transfer Agent, by a resolution of the Board of Trustees of the Trust. Such removal shall become effective upon receipt by the Transfer Agent of a certified copy of such resolution and upon the payment of all amounts due the Transfer Agent, including any outstanding fees and expenses, up to and including the removal date in connection with such agency.

        Notwithstanding the above, this Agreement may be terminated at any time by either the Trust or the Transfer Agent upon a material breach of a representation, covenant or term of this Agreement by the other party which is not cured within a period not to exceed thirty (30) days after the date of written notice thereof by the other party.

        Upon the effective date of a resignation or removal in accordance with the provisions noted above, the Transfer Agent shall deliver, at the expense of the Trust, to the Trust, or to a successor Transfer Agent as directed in writing by the Trust, all records of the Trust in the possession of the Transfer Agent.

        In the event that either party shall cease conducting business in the normal course, become insolvent, or is the subject of a petition in bankruptcy and such petition is not dismissed within sixty (60) days from its filing, then at the option of the other party, this Agreement shall terminate immediately upon written notice received from the terminating party. Upon termination of this Agreement, each party shall, subject to applicable law and regulation, promptly return to the other, all papers, materials and other property of the other held by each.

XIII. MERGER OR CONSOLIDATION

        Any company into which the Transfer Agent may be merged or converted or with which it may be consolidated, or any company resulting from any merger, conversion or consolidation to which it shall be a party, shall be the successor Transfer Agent, Registrar and/or Dividend Disbursing Agent without the execution or filing of any paper or the performance of any further act, anything herein to the contrary notwithstanding.

XIV. NOTICES

        All notices to be given by one party to the other under this Agreement shall be in writing and shall be sufficient if made to such party at their respective address set forth below by:

    (i)
    personal delivery (including delivery by any commercial delivery service);

    (ii)
    registered or certified mail, postage prepaid, return receipt requested; or

    (iii)
    facsimile transmission ("Fax");

        If notice to the Trust:

    RMR Dividend Capture Fund
    400 Centre Street
    Newton, MA 02458-2076

    Attention: Adam D. Portnoy, President

    Telephone: 617.796.8242
    Facsimile: 617.969.1437

        If notice to the Transfer Agent:

    Wells Fargo Shareowner Services
    Attn: Manager of Account Administration
    161 North Concord Exchange
    South St. Paul, Minnesota 55075-1139

    Telephone: 800-689-8788
    Facsimile: 651-552-6942

        These addresses may be changed by giving written notice to the other party.

        All notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, including facsimile capable of transmitting or creating a written record directly to the office of the recipient, when received by the recipient party at the address shown above, or at such other addresses as may hereafter be furnished to the parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, or in the case of facsimile, the date noted on the confirmation of such transmission).

XV.  GOVERNING LAW

        This Agreement shall be construed, performed and enforced in accordance with, and governed by, the Laws of the State of Minnesota, without regard to the conflict of laws doctrine applied in such state.

XVI. AMENDMENT; ENTIRE AGREEMENT; SEVERABILITY

        This Agreement may be amended or modified only by a resolution of the Trust adopting a written amendment approved by the Transfer Agent.

        This Agreement, together with the exhibits and schedules referred to herein or delivered pursuant hereto, constitute the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersede any prior agreement and understandings with respect to those matters and transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

XVII. ADDITIONAL SERVICES

        The Trust may from time to time during the term of this Agreement request that Transfer Agent perform additional services. Upon receipt of a written request from the Trust to provide additional services, Transfer Agent shall provide Trust with a written estimate for the performance of such additional services, which proposal shall include: (1) a description of the services, functions and responsibilities to be performed in connection with such additional services; (2) a schedule for commencing performance of such additional services; (3) Transfer Agent's prospective charges for such additional services; and (4) such other information as may be requested by Trust. Transfer Agent shall not begin performing any such additional services until Trust has provided written authorization for such additional services and the charges therefor.

        THE PARTIES ACKNOWLEDGE AND AGREE AS FOLLOWS: THE AGREEMENT AND DECLARATION OF TRUST ESTABLISHING THE TRUST, DATED JUNE 14, 2007, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE SECRETARY OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "RMR DIVIDEND CAPTURE FUND" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST. ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

        IN WITNESS WHEREOF, the Trust and the Transfer Agent have caused their names to be signed hereto by their duly authorized officers, all as of the date first written above.

RMR Dividend Capture Fund
By:

Name:

Title:

WELLS FARGO BANK, N.A., as Transfer Agent
By:

Name:

Title:

Exhibit B

PRELIMINARY INFORMATION FORM
TO BE FURNISHED TO
WELLS FARGO BANK, N.A.
IN CONNECTION WITH ITS APPOINTMENT AS
TRANSFER AGENT AND REGISTRAR

1.	Name of Trust RMR Dividend Capture Fund
2.	Complete mailing address of Trust 400 Centre Street, Newton, Massachusetts 02458
Phone and fax numbers of Trust Phone: 617-332-9530; Fax: 617-796-8376
3.	Name and address of counsel Sullivan & Worcester LLP, Suite 700, 1666 K Street, N.W., Washington, D.C. 20006
Individual counsel contact Robert N. Hickey, Esq.
Phone and fax numbers of counsel contact Phone: 202-775-1205; Fax: 202-293-2275
4.	Company name, contact and phone number of stock certificate printer

5.	Number of shareholders prior to current public offering, if applicable: 1 shareholders
6.	State of Formation of Trust Commonwealth of Massachusetts
7.	Trust's Federal Taxpayer Identification Number
8.	Trust's State Taxpayer Identification Number
9.	Cusip Number
10.	Name and address of individual to whom reports of transfers should be sent, as requested
Satya (Balakrishnan Satyamurti); 400 Centre Stree, Newton, MA 02458
11.	Name and address of individual to whom invoices for fees and expenses should be sent
Same as above
12.	Date of next annual shareholder meeting Not yet decided
13.	Previous Trust names and effective dates of name changes None
14.	Mergers/Acquisitions, effective dates and rates None
15.	Record dates, distribution dates and rates for all stock splits/dividends, and/or cash dividends paid in past 12 months (if applicable)
None

16.	Stock exchange or NASDAQ group on which stock is traded and symbol AMEX: RCR (applied for)
17.	Copy of most recent balance sheet and earnings statement. N/A
18.	Nature of business Management investment company
19.	Draft copy of registration statement and copy of final Prospectus if new offering is planned.
Name of Underwriter See attached prospectus
Number of shares to be offered See attached prospectus
Proposed price per share See attached prospectus
20.	If the Trust has a Rights Plan, provide a copy for review and approval prior to appointment.
This information is furnished by:

RMR Dividend Capture Fund

Trust

Authorized Signature

Mark L. Kleifges

Name

Treasurer

Title

Date

Transfer Agent Services

Fee Schedule
for
RMR Dividend Capture Fund

Effective 09/    /2007

Submitted
06/19/2007
By
Wells Fargo Shareowner Services

This Fee Schedule is considered CONFIDENTIAL and internal use only by the company.

RMR Dividend Capture Fund

Transfer and Registrar Services

Transfer Services Minimum
Monthly Transfer Minimum ($ Annually)	$
Items on this page under Maintenance & Transactions are calculated against the monthly minimum for the main security issue. Any volumes that will exceed the minimum will be billed at the per unit rate.
Administration
Administrative Fee-Additional Security Issue (per month)	$
Administrative costs for maintaining other issues (Warrant and/or Preferred stock). This fee, as well as fees for the services performed on these stock issues are not included in any monthly minimum fee for the main security issue.
Maintenance
Account Maintenance (per open & closed accounts)
Shareholder Phone Calls & Correspondence		N/C
Transactions
Certificates Issued	$
Book Entry Certificate Deposit/Withdrawal	$
Book Entry Transfers (certificate-less transfers)	$
Restricted Transfers	$
Stock Options/Corporate Client Issuances	$
Stock Options involving Swap	$
Legal Transfers	$
Transfer Deficiencies	$
DWAC Movement (deposit/withdrawal at custodian, Fee assessed to brokers)	$

RMR Dividend Capture Fund

Annual Meeting Services

Proxy Processing
Employee Record Integration Administrative Fee	$
Employee File Transmission-WFSS Standard Layout (per file)	$
Employee Records Accounts Maintained	$
Customized Programming to the employee file layout	$
ADP File Transmission	$
Inspector of Election		N/C
Proxy Register	$
Mailing
Proxy Cards Addressed ($ minimum, per issue)	$
Preparation & Mailing Proxy Material ($ minimum—per mailing)	$
Inserting (assumes 4 pieces, machine insert, additional pieces billed extra)	$
Tabulation ($ minimum)
System Automated via Scan	$
System Update—No Scan	$
ADP, Banks, Brokers	$
Hand Tab	$
Phone	$
Internet	$
Electronic Voting
Electronic Voting Annual Setup Fee	$
Phone Line Charge (Domestic & Foreign calls)	$
Internet Voting Fee	$
Customized Programming for electronic voting set-up	$

RMR Dividend Capture Fund

Annual Meeting Services

Expenses
Broker Fulfillments—Print & Distribute		As Incurred
Specific Out of Pocket Expenses (proxy material, postage, courier, stationery, travel, etc)		As Incurred
Return Postage (per proxy card returned)	$
Phone Voting Tax (Federal / State)		As Incurred

RMR Dividend Capture Fund

Fees Related to Initial Public Offerings

Standard Initial Public Offering (IPO)—Administrative Fee (one time)	$
Attendance at IPO Closing (one time, if applicable) (Daily cost for attendance + travel expenses)	$
Administrative Fee—Over allotment Closing	$
Secondary Offering—Administrative Fee	$
Selling Shareholder Fees (Based on the complexity of the project)
Administrative Fee
Selling Shareholder Fees (Final quote will be based on the complexity of the pro
Per Shareholder
—Recording receipt of letter of transmittal and accompanying certificates
—Checking the presented certificates for stop transfer orders
—Cancel surrendered certificates
—Examining & verifying the adequacy of transfer documents
—Respond to phone calls and correspondence
—Calculate distribution amounts in payment of stock
—Prepare distribution checks, reconcile funds account, 1099B reporting
Reorganization (Pre-IPO forward or reverse splits, acquisitions, etc.)
Letter of Transmittals (by appraisal)
—Recording receipt of letter of transmittal and accompanying certificates
—Checking the presented certificates for stop transfer orders
—Cancel surrendered certificates
—Examining & verifying the adequacy of transfer documents
—Respond to phone calls and correspondence
—Calculate distribution amounts in payment of stock
—Prepare distribution checks, reconcile funds account, 1099B reporting
Reorgazniation (Pre-IPO forward or reverse splits, acquisitions, etc.)
Account Maintenance (annual, billed monthly)	$
Reorganization (Pre-IPO forward or reverse splits, acquisitions, etc.)
Monthly Administrative Fee (per month)	$

RMR Dividend Capture Fund

Investment Plan Services

Plan Amendment Fee	$
Investment Fees
Dividend Reinvestment (per shareholder account, per investment)	$
Optional Cash Investments (Check)	$
Automatic Withdrawal (ACH Investments)	$
Employee Stock Investments (via payroll deduction)	$
Investment Fee Minimum (per each investment)	$
Payroll File Transmission (per occurrence)	$
Investment Plan Register (per investment—detail report on each participant, available upon request of the company)	$
Brokerage Commissions on Purchase of Shares (per share)	$
Transaction Fees
Intra-Investment Plan Transfers (per transaction)	$
Plan Certificate Deposit/Withdrawal	$
Plan Sales (per request, shareholder paid)	$
Brokerage Commission on Sale of Shares (per shares, shareholder paid)	$
Automatic Withdrawal Investment ACH Rejects	$
Duplicate Statement Request-Archived (per year requested, shareholder paid)	$
Direct Purchase Fees
Direct Purchase Phone Fullfillments	$
Non-Shareholder Enrollments (shareholder paid)	$
Direct Purchase Registered Broker / Dealer Fee (annual)	$
Expenses
Out-of-Pocket Expenses (postage, stationery, return postage, courier, etc.)		As Incurrred

RMR Dividend Capture Fund

Production and Mailing Expenses

Information Reporting (Hard Copy)
Per Account Scanned (for partial reporting)		$
Per Account Generated/Printed ($ minimum)		$
Additional Copy of Production Request		$
Information Reporting (Electronic)		$
Per Account Scanned (for partial reporting)		$
Per Account Generated/Printed ($ minimum)		$
Diskette/E-Mail File/Tape/CD		$
Certificate Detail List
Base + Per Account Scanned		$
Shareholder Survey (no names printed)		$
Base fee + per account scanned		$
Rush Production Job
24 Hour/Same Day Turnaround		$
Mailing
Preparation for Mailing ($ Minimum)
Affix Labels (Machine/By Hand)		$
Insert (Machine/By Hand)		$
Folding		$
Match Mail		$
New Account Mailing (per month)		$
Presort Discount on Mailing (per piece mailed, if qualified)		$
Rush Mailing Fee (24 Hour/Same Day Turnaround)	Min.	$

RMR Dividend Capture Fund

Abandoned Property/Escheatment Services

Clearinghouse
Annual Unclaimed Property—Administrative Fee (Main Issue)	$
Annual Unclaimed Property—Administrative Fee (for each additional issue)	$
Shares/Checks Escheated (per account)	$
Data Exchange File of Account Names with Clearinghouse (per exchange)	$
Due Diligence Mailing (Uncashed Checks, Unexchanged Shares) (per notice mailed)	$
Company Directed
Administrative Fee	$
Checks Escheated (per check)	$
Underlying Shares (per account)	$
Outstanding Check Notification (per notice mailed)	$
Escheatment Report of Unclaimed Property
Account Scanned	$
Account Printed ($ minimum)	$
Lost Shareholder Program
Standard Search (SEC Mandated-2 or less searches)	$
Deep Search	$
Other Fees
Check Replacements (upon response of due diligence mailing, outstanding check notification)	$

RMR Dividend Capture Fund

Special Services

Shareowner On-line (Shareholder Access to records via the Internet)
Setup Fees (modifications billed as quoted)	$
Shareholder Access Fees (for all open and close accounts)	$
Annual Maintenance	$
Shareowner On-Line Communication to Shareholders (including temporary PIN)	$
Shareowner Client Connect® (Internet Access to Shareholder Records)
Set-up Fee (one time)	$
Annual Access Support ($ minimum covers up to 5 ID's, additional ID's at $ each)	$
Reports included in basic access fee:
—Proxy Reports
—Issued Shares & Reserve Balancing Report
—Treasury Balancing Report
—Shareowner Account Summary Report
Reports—Access to Lists & Surveys (fee billed based on shareholder accounts (annual for all open & closed accounts)	$
Transfer Review Notification (ie: officers, directors, employees)
Account Setup	$
Notification Reporting of Activity (per month)	$

RMR Dividend Capture Fund

Special Services

Miscellaneous
W8 Solicitation Mailing (IRS Mandated-includes postage)	$
Direct Registration Setup Fee (utilizing standard forms)	$
Direct Registration Sales Facility (Annual)	$
Conversion of Shareholder Records (manual input, $ minimum)	$
Company Name Change	$
OFAC Compliance		N/C
Overdraft Fees (Federal Fund Rate applied to overdraft balance, per day + $ per day)		As Calculated
Research/Clerical (per hour)	$
Wire Funds	$
Record Retention Maintenance (Per Box)	$
Transfer Services Termination Fee ( % of annualized fees if termination is a result of a corporate action or any corporate decision unrelated to service quality, within 1st 12 months, %		As calculated
Termination Fee—Maintain Account Records through Next Annual Purge (per account)	$

RMR Dividend Capture Fund

Other Transfer Related Services

Stops on Transfers, Restrictions, Legends on Certificates	$
Replacement of Lost Certificates and filing notice of loss with SEC	$
Rush Transfers (company request)	$
Undelivered Certificate Remailed to New Address	$
Certificate Confiscations	$
Adverse Claim (per handling of claim)	$
Special Coding IRS (B-Notice, C-Notice)	$

RMR Dividend Capture Fund

Expenses

General out-of-pocket expenses, not related to a specific activity
Per Account (costs for stationery, general forms, daily postage including certificate mailing, W-9's, phone & long distance charges, etc.) (per account, per month)	$
Insurance
Insurance for Mailing Certificates (per certificate issued)	$
Specific Out-of-Pocket
Specifically identifiable out-of-pocket costs (postage, courier fees, return postage, customized forms, etc.)		As Incurred
WebLink
Annual WebLink Expense (link to access corporate overview and stock quote) (annual)	$

WELLS FARGO SHAREOWNER ONLINE SERVICES

This Exhibit is entered into by and between RMR Dividend Capture Fund, a Massachusetts business trust, ("Client"), and Wells Fargo Bank, National Association, with transfer agent offices located in South St. Paul, Minnesota ("Wells Fargo"). This Exhibit is specifically subject to and made part of that certain Transfer Agent Services Agreement dated                        , 2007, by and between the Client and Wells Fargo ("Agreement"). All terms and conditions of the Agreement are specifically incorporated herein by reference.

1. Shareowner Services by Wells Fargo

Wells Fargo hereby agrees to make available to each of the Client's Shareowners the Services as described herein to enable each Shareowner to have access to such Shareowner's own account, all in accordance with the provisions of this Exhibit. Wells Fargo shall, in accordance with written information provided to Shareowner by Wells Fargo, and by means of authentication procedures for the use of a PIN by each Shareowner, make reasonable efforts and not less than the standards it uses in its operation of similar services for itself and for its parent, Wells Fargo & Company, to ensure that each Shareowner's individual account information, is available only to that Shareowner on the Internet. Wells Fargo will provide Shareowners with the ability to originate certain Shareowner account transactions by means of access through the Internet. Wells Fargo shall provide Shareowners with a telephone helpline to respond to inquiries from Shareowners regarding the Services on the Client's behalf. Wells Fargo shall provide such other services as may be mutually agreed upon in writing by Wells Fargo and the Client.

2. Authorization by Client

The Client hereby authorizes Wells Fargo to provide the Services to Shareowners in accordance with the terms of this Exhibit and applicable law. The Client further agrees to provide assistance and information to Wells Fargo as may be reasonably required by Wells Fargo from time to time for the performance of such Services.

3. Contact Persons

Wells Fargo and the Client agree to cooperate fully and communicate with each other on matters relating to this Exhibit. Each party shall designate a primary contact person with whom the other party shall communicate and keep informed regarding all such matters. Each party shall inform the other party, in writing, of any change in designation of said primary contact person.

4. Term and Termination

The term of this Exhibit shall commence on                        , 2007 (the "Effective Date") and shall continue in full force and effect until terminated in accordance with the terms of the Agreement. This Exhibit shall terminate automatically if Wells Fargo ceases to serve as transfer agent for the Client. Upon termination for any reason, all Services provided hereunder by Wells Fargo shall cease and Wells Fargo agrees to provide notice to the Client's Shareowners of the effective date of such termination.

5. Fees for Services

The Client agrees to pay Wells Fargo the fees and in the manner as set forth on Exhibit G of the Agreement.

1

6. Unauthorized Account Access

The Client agrees and understands that Wells Fargo has the right to discontinue providing Services and disconnect any Shareowner from the Services in the event that any unauthorized access thereto is discovered by Wells Fargo, in which event all such Services to said Shareowner shall cease until such unauthorized access is corrected and the causes are eliminated to the satisfaction of Wells Fargo.

The parties do hereby execute this Exhibit as of the Effective Date.

RMR Dividend Capture Fund		Wells Fargo Bank, National Association
(Client)
By:		By:

Its:	Treasurer	Its:	Vice President

2

WELLS FARGO SHAREOWNER CLIENT CONNECT® APPLICATION AGREEMENT

THIS AGREEMENT, is hereby entered into by and between RMR Dividend Capture Fund, a business trust, ("Client") duly organized and existing under the laws of the Commonwealth of Massachusetts, and Wells Fargo Bank, National Association ("Wells Fargo"), a national banking association, organized under the laws of the United States of America, as of the             day of November, 2007 ("Effective Date").

WHEREAS, the Client has, by resolution of its board of trustees, appointed Wells Fargo as its transfer agent, registrar and dividend disbursing agent for all of its shares of common stock, and pursuant to said appointment desires certain additional services from Wells Fargo;

WHEREAS, Wells Fargo has developed a service whereby the Client may access through the Internet the Client's shareowners' ("Shareowners") records and initiate certain transactions thereon, which service is called Shareowner Client Connect ("Services"), and is more particularly described on the attached Schedule A hereto; and

WHEREAS, Client has requested that the Services be provided to the Client, and

WHEREAS, Wells Fargo desires to make such Services available to the Client,

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the Client and Wells Fargo agree as follows:

1. Services by Wells Fargo

Wells Fargo hereby agrees to make available to the Client the Services and specific written instructions, all as described herein to enable the Client to have access to each of its own Shareowner's account information through the Internet and for those certain purposes and functions as described on Schedule A, and all in accordance with the provisions of this Agreement. Wells Fargo shall provide each authorized individual of the Client a User Name and Secure ID ("RSA Token") to be used only by authorized individuals of the Client to gain access to the Client's Shareowners' account information. Prior to commencement of the Services, Wells Fargo shall also provide Client with specific written instructions for the use of the Services ("Instructions") based on the various access levels indicated in Appendix I. Wells Fargo shall by means of authentication procedures for the use of the Access Code by the Client, make reasonable efforts and not less than the standards it uses in its operation of similar services for itself and for its parent, Wells Fargo & Company, to ensure that each Shareowner's individual account information is available only to the Client on the Internet. Wells Fargo will provide the Client with the ability to access certain Shareowner account record transactions by means of and through the Internet, as more particularly described in Schedule A and in the Instructions. Wells Fargo shall provide the Client with a telephone helpline to respond to inquiries from the Client regarding the Services and the Instructions. Wells Fargo shall provide such other services as may be mutually agreed upon in writing by Wells Fargo and the Client.

2. Authorization by Client

The Client hereby authorizes Wells Fargo to provide the Services to the Client in accordance with the terms of this Agreement, and applicable law. The Client further agrees to provide assistance and information to Wells Fargo as may reasonably be required by Wells Fargo from time to time for the performance of the Service, including installation and maintenance of its own hardware and software necessary to access the Internet as described on Schedule A. The Client agrees that each individual authorized by the Client to have access to Shareowners' account information shall be assigned a unique User Name and RSA Token provided by Wells Fargo. The Client's contact person shall notify Wells Fargo in the event that a User Name and RSA Token has been assigned by the Client to another authorized individual, an authorized individual has been assigned a different access level, or in the event that an authorized individual has terminated employment. The Client shall use its best efforts to have each authorized individual use only their unique User Name when accessing Services.

3. Contact Persons

Wells Fargo and the Client agree to cooperate fully and communicate with each other on matters relating to this Exhibit. Each party shall designate a primary contact person with whom the other party shall communicate and keep informed regarding all such matters. Each party shall inform the other party, in writing, of any change in designation of said primary contact person.

4. Term and Termination

The term of this Agreement shall commence on the Effective Date hereof and shall continue in full force and effect until terminated by mutual written consent or by either party upon sixty (60) days' prior written notice to the other party. In addition, Wells Fargo may terminate this Agreement immediately upon notice to the Client in the event the Client fails to pay fees, if any, (and such failure continues for 30 days after written notice to the Client), that become due for Services hereunder, or if Wells Fargo becomes aware that the Client is using the Access Code in an unauthorized manner. This Agreement shall automatically terminate upon the termination of the Transfer Agent Services Agreement between Client and Wells Fargo dated [    ], 2007. Upon termination for any reason, all Services provided hereunder by Wells Fargo shall cease as of the effective date of such termination.

5. Confidentiality

Both parties hereby agree that during the term of this Agreement, any information, data, records, technological materials, processes and procedures disclosed or provided by either party to the other party, including the terms of this Agreement (collectively, "Confidential Information"), shall be held in strict confidence by the receiving party and shall not be disclosed to any other person or entity without the express prior written consent of the disclosing party. Confidential Information shall not include any information which (a) was publicly available at the time of disclosure; (b) became publicly available after disclosure without breach of this Agreement by the recipient; (c) was in the recipient's possession prior to disclosure, as evidenced by the recipient's written records, and was not the subject of an earlier confidential relationship with the disclosing party; (d) was rightfully acquired by the recipient after disclosure by the disclosing party from a third party who was lawfully in possession of the information and was under no obligation to the disclosing party to maintain its confidentiality; (e) is required to be disclosed by the recipient pursuant to judicial order or other compulsion of law, provided that the recipient shall provide to the disclosing party prompt notice of such order and comply with any protective order imposed on such disclosure.

6. Warranties and Representations

WELLS FARGO SHALL PROVIDE THE SERVICES HEREUNDER IN GOOD FAITH, WITH THE CARE AND DILIGENCE THAT IT EXERCISES IN THE PERFORMANCE OF THE SERVICES FOR ITS BEST COMMERCIAL CUSTOMERS. EXCEPT AS SPECIFICALLY PROVIDED HEREIN, WELLS FARGO MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SERVICES PROVIDED HEREUNDER INCLUDING, BUT NOT LIMITED TO, THE SOFTWARE AND HARDWARE RELATED TO SUCH SERVICES, AND THERE ARE EXPRESSLY EXCLUDED, ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OF SUCH SERVICES AND ALL RELATED SOFTWARE AND HARDWARE. Wells Fargo represents and warrants that all computer programs, software, hardware, systems, procedures, manuals and training tools used by Wells Fargo in performing its obligations under this Agreement are the exclusive property of Wells Fargo or an affiliate thereof or are held by Wells Fargo or such an affiliate pursuant to an existing and valid license agreement with a third party.

7. Limitation of Liability, Indemnification

Each party agrees to indemnify and hold the other harmless from any reasonable loss, claim or expense which it may incur as a result of the negligence, willful wrongdoing, or material breach of this Agreement by the indemnifying party in performing its duties under this Agreement. In no event shall either party be liable for any special, indirect or consequential damages arising hereunder or in connection with this Agreement. The foregoing indemnification and hold harmless provision shall include and cover, but not be limited to, (i) changes made to a Shareowner's account that may affect or be related not only to the Client's stock, but which may affect or relate to any other stock that is associated with that Shareowner's account and (ii) any undesignated or unauthorized persons within the reasonable control of the indemnifying party having access to a Shareowner's account information, regardless of the cause of such liability, loss, damage or injury.

8. Fees for Services

The Client agrees to pay Wells Fargo the fees and in the manner as set forth on the attached fee schedule for the Services provided hereunder. Fees are due and payable within 30 days of receipt of invoice by the Client. Wells Fargo reserves the right to adjust said fees from time to time upon 60 days' prior written notice to the Client.

9. Unauthorized Shareowner Account Access

The Client agrees and understands that Wells Fargo shall have the right to discontinue providing Services and disconnect any Shareowner records access through the Internet in the event that any unauthorized access thereto is discovered by Wells Fargo, in which event all such Shareowner records access shall cease until such unauthorized access is corrected and the causes are eliminated to the satisfaction of Wells Fargo.

10. Assignment

Neither Wells Fargo nor the Client may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, other than Wells Fargo may assign the Agreement to an affiliate entity without the consent of the Client.

11. Applicable Law

This Agreement shall be governed by the laws of the State of Minnesota.

12. Notices

All notices in connection with this Agreement to a party hereto shall be in writing and shall be deemed to have been duly given when delivered by facsimile, by e-mail, by hand or when deposited in the United States mail with first class postage prepaid and addressed to such party at its address as set forth below, or to such other person or addresses as such party may specify by similar notice:

RMR Dividend Capture Fund 400 Centre Street Newton, Massachusetts 02458 Attn: Adam D. Portnoy, President Facsimile: 617-796-8267	Wells Fargo Shareowner Services 161 North Concord Exchange South St. Paul, Minnesota 55075 Attn: Mark Henning, Account Manager Facsimile: 651-450-4078

13. Entire Agreement

This Agreement contains the entire understanding and agreement between the parties regarding the subject matter hereof, and all other prior agreements written or oral regarding the subject matter, are void and of no effect. No modification or amendment hereof shall be effective unless in writing and executed by both parties hereto.

RMR Dividend Capture Fund		Wells Fargo Bank, National Association
(Client)
By:		By:

Its:	Treasurer	Its:	Vice President

Schedule A
Wells Fargo Shareowner Client Connect® Application Agreement
 Description of Services

Shareowner Client Connect® enables the Client through personnel authorized by the Client and by means of the use of a Wells Fargo User Name and RSA token to access the Client's Shareowners' records and initiate transactions for the following purposes and to perform the following functions:

•
Search for Shareowner accounts by name, social security number, account number and certificate number

•
View Shareowner accounts for certain general account information which is translated into user friendly terms such as:

    Shareowner registration
    Shareowner address
    Status of tax certification
    Balances
    Certificates
    Check history
    Transaction history
    Prior and current tax totals
    Reinvestment status

•
View a history of shareowner contacts

•
Subject to the authorization level outlined in Appendix I, initiate some transactions related to its Shareowners including:

  •
  Address changes. This will change the address for that shareowner as it relates to Client's stock in that particular shareowner's account, AND for the stock of any other Client, held by that shareowner under that account, where Wells Fargo acts as the Transfer Agent.

  •
  Request a replacement check be sent to the address and registration on Wells Fargo's shareowner account record.

  •
  Request a duplicate 1099 be sent to the address and registration on Wells Fargo's shareowner account record.

  •
  Request material be mailed to the address and registration on Wells Fargo's shareowner account record, such as a stock power, reinvestment material, direct deposit enrollment form, etc.

•
View Proxy Tabulation information including:

  •
  List of the top 100 registered shareholders who have not yet voted.

  •
  Summary of the proxy vote and quorum.

  •
  Summary of voting on the Directors proposal.

•
Initiate Reports:

•
Included in Yearly Fee

•
Shareowner Account Summary

•
Issued Share Balancing

•
Treasury Share Balancing

  •
  Additional Fee

  •
  Lists

      Shareholder List

        General
        Top 50 Shareholders
        Under 100 Shares

      Insider List
      Restricted Shares List
      New Account List
      Undeliverable List

    •
    Surveys

      Geographic Survey
      Ownership Survey
      Share Range Survey

        General
        Odd Lot
        Odd Lot by 10 Share Increments

Instructions for Use of Services

Wells Fargo shall provide the Client with Instructions on the use of the Services which Instructions are hereto incorporated into the Agreement by this reference.

Wells Fargo Shareowner Client Connect® Application Agreement
 Service Hardware/Software Requirements

Minimum Hardware Requirements

•
17 inch monitor

•
IBM compatible PC—Pentium 400

•
64 meg of RAM

Minimum Software Requirements

•
Windows XP
•
Internet Explorer 6.00 service pack 2 with 128 bit encryption

Other

•
Unrestricted firewall access to "https://scc.wellsfargo.com" and any other pages associated with that site.
•
Knowledge of Microsoft Windows and Internet Explorer 5.0.
•
The Client will provide internal support on items related to internal systems including firewall access.

Appendix I
Wells Fargo Shareowner Client Connect® Application Agreement
 Access Level Specifications

All authorized individuals of the Client are allowed access to view shareholder records. The level at which they may initiate any of the transactions as noted in Schedule A must be defined by the Client. Following are the three options available.

Option 1—Standard:

        This option allows the authorized individual to initiate the following transactions:

    •
    Address changes. This will change the address for that shareowner as it relates to Client's stock in that particular shareowner's account, AND for the stock of any other Client, held by that shareowner under that account, where Wells Fargo acts as the Transfer Agent.

    •
    Request a replacement check be sent to the address and registration on Wells Fargo's shareowner account record.

    •
    Request a duplicate 1099 be sent to the address and registration on Wells Fargo's shareowner account record.

    •
    Request material be mailed to the address and registration on Wells Fargo's shareowner account record, such as a stock power, reinvestment material, direct deposit enrollment form, etc.

Option 2—Limited:

This option allows the authorized individual to initiate transactions limited to:

    •
    Request a duplicate 1099 be sent to the address and registration on Wells Fargo's shareowner account record.

    •
    Request material be mailed to the address and registration on Wells Fargo's shareowner account record, such as a stock power, reinvestment material, direct deposit enrollment form, etc.

Option 3—Browse Only:

        This option does NOT allow the authorized individual any transactional ability. They may only view the shareholder account information.

This document is the Client's authorization to Wells Fargo to set the level applicable to each authorized individual as noted below:

NAME	TITLE	EMAIL ADDRESS	PHONE NUMBER	ACCESS LEVEL (OPTION 1, 2 OR 3)